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                                                                EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Southwest Bancorporation of Texas, Inc. on Form S-8 (File No. 333-27891) of our report dated June 24, 1998 on our audit of the financial statements of the Southwest Bank of Texas 401(k) Savings Plan as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 11-K.


                                     HAM, LANGSTON & BREZINA, L.L.P.



Houston, Texas
June 26, 1998